SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)     March 17, 1994

                    G Survivor Corp.
            (Exact name of registrant as specified in the charter)


Delaware                          1-10101             22-2897129
(State or other jurisdiction     (Commission      IRS Employee
  of incorporation)                file number)   identification no.)


1411 Broadway, New York, New York                     10018
(Address of principal executive office)               (Zip code)


Registrant's telephone number, including area code  212-819-0707


                    The Gitano Group, Inc.
      (Former name or former address, if changed since last report)

      Item 2.     Acquisition or Disposition of Assets

      On March 21, 1994, the Company announced that it had concluded the sale of its assets to Fruit of the Loom, Inc. on March 17, 1994 for approximately $100 million. A copy of the press release is attached as Exhibit A.

      Item 5.     Other Events

      Effective as of March 18, 1994, the Company amended its Restated Certificate of Incorporation to reflect the change of the Company's name to G Survivor Corp.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           G SURVIVOR CORP.
                                           (Registrant)

Date:  March 31, 1994                 By:  /S/ Steven M. Gerber
                                           Steven M. Gerber
                                           General Counsel and
                                           Secretary

                                   EXHIBIT A


Contact:  For Information                 Contact:  For Information
          Re:  The Gitano Group, Inc.     Re:  Fruit of the Loom, Inc.
          Robert D. Siegfried             Mark Steinkrauss
          Kekst and Company               Fruit of the Loom, Inc.
          (212) 593-2655                  (312) 993-1889


FOR IMMEDIATE RELEASE

NEW YORK, NEW YORK, March 21, 1994 -- The Gitano Group, Inc. announced today that it has concluded the sale of its assets to Fruit of the Loom, Inc. for approximately $100 million cash.

Robert E. Gregory, Jr., Chairman and Chief Executive Officer of Gitano, stated, "Of all the companies expressing interest in Gitano, Fruit of the Loom had by far the strongest and clearest vision of what the Gitano brand is and can be. Fruit of the Loom also recognized the outstanding talent in the Gitano organization that participated in Gitano's financial turnaround in 1993. The combination of Gitano's brand strength and organization talent coupled with Fruit of the Loom's financial strength and manufacturing and distribution capability will give the Gitano brand name the opportunity to regain its position as a market leader."

William Farley, Chairman and Chief Executive Officer of Fruit of the Loom, noted, "I am very pleased to add the Gitano brand and organization to the Fruit of the Loom family. Gitano is an excellent strategic acquisition for Fruit of the Loom. Gitano is the premier brand in jeans and sportswear in the mass market. The synergies are obvious. Blending Gitano's creativity with Fruit of the Loom's world-class, low-cost manufacturing capability will benefit both organizations.

"I am impressed that Gitano could return to profitability so quickly in the fourth quarter of 1993, given the adverse conditions in which Gitano's new management had to operate. The value of the brand and organization is clear. We know that Gitano will be a strong contributor to Fruit of the Loom's future success," Mr. Farley said.

As previously announced, it was necessary for Gitano to sell its assets when Gitano's primary customer notified management in January that Gitano's violations of U.S. Customs law, which took place in 1991 and 1992 under Gitano's prior management, prevented the customer from continuing to do business with Gitano. To facilitate the prompt consummation of the sale, since the proceeds to be received from the transaction are less tan $130 million owed by Gitano to its secured lenders, Gitano filed a voluntary Chapter 11 bankruptcy petition on March 1, 1994.

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